Cane Clark LLP			3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark ^	Chad Wiener+	Telephone: 702-312-6255
Facsimile: 702-944-7100
Email: kcane@caneclark.com

April 26, 2005

Aero Marine Engine, Inc.
One World Trade Center
121 S.W. Salmon Street, Suite 1100
Portland, Oregon 97204
Attention: Dr. Raymond Brouzes, Chief Executive Officer

Re: Aero Marine Engine, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Aero Marine Engine, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration of 1,465,000 shares of the Company’s common stock (the “Shares”). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books, including resolutions of the board of directors approving the Plan and various options granted pursuant to the Plan; (e) the Plan; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. This opinion is based on Nevada law.

Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized, and when the Registration Statement has become effective under the Act, such Shares will be legally issued, fully paid and non-assessable shares of the Company’s common stock.

Very truly yours,

CANE CLARK LLP

/s/ Kyleen E. Cane
Kyleen E. Cane

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

Very truly yours,

CANE CLARK LLP

/s/ Kyleen E. Cane
Kyleen E. Cane